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                                                                     EXHIBIT 3.2


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                         ACTION VENTURI TECHNOLOGY, INC.

                    (Name of Corporation is changed herein to
                          "VENTURI TECHNOLOGIES, INC.")

                                   SECTION ONE
           ADOPTION OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

         Action Venturi Technology, Inc. (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts these Amended and Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by these Amended and Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof.

                                  SECTION TWO
                             ARTICLES OF AMENDMENT

         The Articles of Incorporation of the Corporation are amended by the Amended and Restated Articles of Incorporation as follows:

                  Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                  (a) The name of the Corporation is Action Venturi Technology,
            Inc.

                  (b) The following amendments to the Articles of Incorporation were adopted by the shareholders of the Corporation on May 17, 1996.

                           (1) The amendments alter or change Article One of the
                  original Articles of Incorporation and the full text of Article One as amended is as follows:

                                   ARTICLE ONE

            THE NAME OF THE CORPORATION IS VENTURI TECHNOLOGIES, INC.

                           (2) The amendments alter or change Article Three of
                  the original Articles of Incorporation and the full text of Article Three as amended is as follows:


                                  ARTICLE THREE
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                  THE PURPOSE OF THE CORPORATION SHALL BE TO CONDUCT ANY OR ALL
                  LAWFUL BUSINESS FOR WHICH CORPORATIONS MAY BE ORGANIZED UNDER THE TEXAS BUSINESS CORPORATION ACT AS FROM TIME TO TIME AUTHORIZED BY ITS BOARD OF DIRECTORS, INCLUDING BUT NOT LIMITED TO:

                           (a) PROVIDING CARPET, DRAPERY, UPHOLSTERY AND OTHER FLOORING AND HARD SURFACE CLEANING SERVICES; INSTALLING CARPET, TILE AND ALL FLOORING MATERIAL; CONTRACTING WITH RESIDENTIAL, COMMERCIAL, MULTI-FAMILY HOUSING AND GENERAL CONTRACTORS AND/OR SUBCONTRACTORS TO PERFORM ANY AND/OR ALL OF THE ABOVE.

                           (b) MANUFACTURING AND SELLING HEATERS FOR USE IN ALL OF THE ABOVE APPLICATIONS AND ANY OTHER HEATING APPLICATIONS DEEMED SAFE AND PROFITABLE TO THE CORPORATION.

                           (c) MANUFACTURING AND SELLING CHEMICALS AND OTHER RELATED CLEANING SUPPLIES USED IN THE ABOVE INDUSTRIES AND ANY AND ALL OTHER INDUSTRIES DEEMED SAFE AND PROFITABLE TO THE CORPORATION.

                           (d) ENGAGING IN THE BUSINESS OF PROVIDING JANITORIAL SERVICES.

                           (e) ENTERING INTO ANY LAWFUL ARRANGEMENT FOR SHARING PROFITS, UNION OF INTEREST, RECIPROCAL ASSOCIATION OR COOPERATIVE ASSOCIATION WITH ANY CORPORATION, ASSOCIATION, PARTNERSHIP, INDIVIDUAL OR OTHER LEGAL ENTITY FOR THE CARRYING ON OF ANY BUSINESS AND ENTERING INTO ANY GENERAL OR LIMITED PARTNERSHIP FOR THE CARRYING ON OF ANY BUSINESS.

                           IN PURSUIT OF THIS PURPOSE, THE CORPORATION WILL HAVE ALL THE POWERS GRANTED TO IT BY LAW.

                  (3) The amendments alter or change Article Four of the original Articles of Incorporation and the full text of Article Four as amended is as follows:

                                  ARTICLE FOUR

                           THE AGGREGATE NUMBER OF SHARES WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS 20,000,000 SHARES OF NO PAR VALUE COMMON STOCK AND 5,000,000 SHARES OF NO PAR VALUE PREFERRED STOCK. ALL VOTING RIGHTS OF THE CORPORATION SHALL BE EXERCISED BY THE HOLDERS OF THE COMMON STOCK IN THE MANNER PRESCRIBED BY LAW, WITH EACH SHARE OF VOTING COMMON STOCK BEING ENTITLED TO ONE VOTE. ALL SHARES OF COMMON STOCK SHALL BE OF THE SAME SERIES AND SHALL HAVE EQUAL RIGHTS. FULLY PAID STOCK SHALL NOT BE LIABLE TO ANY CALL AND IS NON-ASSESSABLE. HOLDERS OF SHARES OF COMMON

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                           STOCK SHALL NOT HAVE PREEMPTIVE RIGHTS UNLESS GRANTED
                           BY RESOLUTION OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS SHALL HAVE AUTHORITY TO ESTABLISH, BY RESOLUTION, SERIES OF THE AUTHORIZED PREFERRED STOCK BY FIXING AND DETERMINING THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS, INCLUDING VOTING RIGHTS, FOR THE SHARES TO BE
                           INCLUDED IN SUCH SERIES.


                  (4) The amendments alter or change Article Six of the original Articles of Incorporation and the full text of Article Six as amended is as follows:

                                   ARTICLE SIX

                           THE ADDRESS OF THE REGISTERED OFFICE OF THE
                           CORPORATION IS 3629 CONFLANS, IRVING, TEXAS 75061 AND THE NAME OF ITS REGISTERED AGENT AT SUCH ADDRESS IS BILL THOMAS.

                           Prior to this amendment, the registered office of the
                  Corporation was 112 Bedford Rd., #100, Bedford, Texas 76022, and the name of the registered agent at such office was Gaylord Karren.

                  (5) The amendments delete all of Article Seven of the original Articles of Incorporation. The deleted Article Seven read as follows:

                                  ARTICLE SEVEN

                           SUBJECT TO THE CORPORATION REMAINING A CLOSE
                           CORPORATION, THE BUSINESS AND AFFAIRS OF THE
                           CORPORATION SHALL BE MANAGED BY THE SHAREHOLDERS OF THE CORPORATION. THE NAME AND ADDRESS OF THE PERSON WHO HAS SUBSCRIBED FOR SHARES TO BE ISSUED BY THE CLOSE CORPORATION AND WHO WILL PERFORM THE FUNCTIONS OF THE INITIAL BOARD OF DIRECTORS IS: GAYLORD KARREN 112 BEDFORD RD., #100, BEDFORD, TEXAS 76022.

                  (6) The amendments delete all of Article Eight of the original Articles of Incorporation. The deleted Article Eight read as follows:

                                  ARTICLE EIGHT

                           THE NAME AND ADDRESS OF THE INCORPORATOR IS GAYLORD KARREN, 112 BEDFORD RD., #100, BEDFORD, TEXAS 76022.


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                           THE INCORPORATORS INCLUDE ALL THE INITIAL SUBSCRIBERS
                           TO THE CORPORATION'S SHARES AND SECURITIES EVIDENCING THE RIGHT TO ACQUIRE ITS SHARES.

                  (7) The amendments delete all of Article Nine of the original Articles of Incorporation. The deleted Article Nine read as follows:

                                  ARTICLE NINE

                        1. THIS CORPORATION SHALL BE A CLOSE CORPORATION AS DEFINED BY THE TEXAS BUSINESS CORPORATION ACT.

                        2. NO SHARES AND NO SECURITIES EVIDENCING THE RIGHT TO ACQUIRE SHARES SHALL BE ISSUED BY MEANS OF PUBLIC OFFERING, SOLICITATION OR ADVERTISEMENT WITHOUT A MAJORITY VOTE OF ITS SHAREHOLDERS.

                        3. ALL ITS SHARES AND SECURITIES SHALL BE SUBJECT TO RESTRICTIONS ON TRANSFER AS PERMITTED BY ARTICLE 2.22 OF THE TEXAS BUSINESS CORPORATION ACT.

                        4. ONLY EMPLOYEES OF THIS CORPORATION MAY ACQUIRE ITS SHARES OTHER THAN THOSE TO WHOM BY AUTHORIZATION AND APPROVAL PER ITEMS #2 & 3 ABOVE HAVE BEEN ISSUED SHARES BY SOLICITATION FOR PRIVATE OR PUBLIC OFFERING.

                        5. ALL ISSUED SHARES, EXCLUDING TREASURY SHARES, AND ALL ISSUED SECURITIES EVIDENCING THE RIGHT TO ACQUIRE SHARES OF THE CORPORATION SHALL BE HELD OF RECORD BY NOT MORE THAN 35 PERSONS IN THE AGGREGATE.

                        6. EACH HOLDER OF COMMON STOCK OF THIS CORPORATION SHALL HAVE THE FIRST RIGHT, SUBJECT TO REASONABLE ADJUSTMENTS TO AVOID THE ISSUE OF FRACTIONAL SHARES, TO PURCHASE SHARES OF COMMON STOCK OF THIS CORPORATION THAT MAY HEREAFTER FROM TIME TO TIME BE ISSUED WHETHER OR NOT PRESENTLY AUTHORIZED, INCLUDING TREASURY SHARES OF THE CORPORATION IN THE RATIO THAT THE NUMBER OF SHARES OF COMMON STOCK HE HOLDS AT THE TIME OF THE ISSUE BEARS TO THE TOTAL NUMBER OF SHARES OF COMMON STOCK WHO DOES NOT EXERCISE IT AND PAY FOR THE STOCK PREEMPTED WITHIN 30 DAYS OF RECEIPT OF A NOTICE IN WRITING FROM THE CORPORATION INVITING HIM OR HER TO EXERCISE THE RIGHT.

                  (8) The amendments delete all of Article Ten of the original Articles of Incorporation. The deleted Article Ten read as follows:


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                                   ARTICLE TEN

                           THE CORPORATION WILL NOT, EXCEPT UPON RECEIVING THE AFFIRMATIVE VOTE OR WRITTEN CONSENT OF HOLDERS OF AT LEAST TWO THIRDS OF ITS COMMON SHARES:

                                    a. AMEND THE ARTICLES OF INCORPORATION SO AS
                                    TO (I) CREATE, (II) INCREASE OR DECREASE THE
                                    AUTHORIZED NUMBER OF, OR (III) CHANGE THE
                                    DESIGNATIONS, PREFERENCES, QUALIFICATIONS,
                                    LIMITATIONS, RESTRICTIONS OR SPECIAL OR
                                    RELATIVE RIGHTS OF THE SHARES.

                                    b. MERGE OR CONSOLIDATE WITH OR INTO ANY
                                    OTHER CORPORATION, SELL, LEASE OR CONVEY ALL
                                    OR SUBSTANTIALLY ALL OF ITS PROPERTY AND
                                    ASSETS, OR VOLUNTARILY DISSOLVE, LIQUIDATE
                                    OR WIND UP ITS AFFAIRS.

                                    c. AMEND ITS ARTICLES OF INCORPORATION OR
                                    ITS BYLAWS ADOPTED BY ITS BOARD AT THE
                                    MEETING OF THE BOARD OF DIRECTORS.

                                    d. ISSUE OR SELL SHARES INCLUDING THE
                                    AUTHORIZED, BUT UNISSUED OR TREASURY SHARES
                                    TO ANY ONE WHO IS NOT AN EMPLOYEE OF THE
                                    CORPORATION.

                  (9) The amendments add a new Article Seven to the original Articles of Incorporation and the full text of the new Article Seven is as follows:

                                  ARTICLE SEVEN

                           THE NUMBER OF DIRECTORS SHALL BE FIXED BY THE BYLAWS. THE NUMBER OF DIRECTORS CONSTITUTING THE BOARD OF DIRECTORS OF THE CORPORATION AT THE TIME THESE AMENDED AND RESTATED ARTICLES OF INCORPORATION ARE ADOPTED SHALL BE THREE AND THE NAMES AND ADDRESSES OF THE PERSONS WHO ARE TO SERVE AS DIRECTORS UNTIL THE NEXT REGULAR ANNUAL MEETING OF THE SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND SHALL QUALIFY
                           ARE:



NAME                                                       ADDRESS
GAYLORD KARREN                                             3629 CONFLANS
                                                           IRVING, TEXAS 75061


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JOHN HOPKINS                                               3629 CONFLANS
                                                           IRVING, TEXAS 75061
JAMES A. FRAME                                             3629 CONFLANS
                                                           IRVING, TEXAS  75061


                  (10) The amendments add a new Article Eight to the original Articles of Incorporation and the full text of the new Article Eight is as follows:

                                  ARTICLE EIGHT

                           TO THE FULLEST EXTENT PERMITTED BY THE TEXAS BUSINESS CORPORATION ACT OR ANY OTHER APPLICABLE LAW AS NOW IN EFFECT OR AS IT MAY HEREAFTER BE AMENDED, A DIRECTOR OF THIS CORPORATION SHALL NOT BE PERSONALLY LIABLE TO THE CORPORATION OR ITS SHAREHOLDERS FOR MONETARY DAMAGES FOR ANY ACTION TAKEN OR ANY FAILURE TO TAKE ANY ACTION, AS A DIRECTOR.

                           NEITHER ANY AMENDMENT NOR REPEAL OF THIS ARTICLE VIII, NOR THE ADOPTION OF ANY PROVISION IN THESE ARTICLES OF INCORPORATION INCONSISTENT WITH THIS
                           ARTICLE VIII, SHALL ELIMINATE OR REDUCE THE EFFECT OF THIS ARTICLE VIII IN RESPECT OF ANY MATTER OCCURRING, OR ANY CAUSE OF ACTION, SUIT OR CLAIM THAT, BUT FOR THIS ARTICLE VIII, WOULD ACCRUE OR ARISE, PRIOR TO SUCH AMENDMENT, REPEAL OR ADOPTION OF AN INCONSISTENT PROVISION.

                  (11) The amendments add a new Article Nine to the original Articles of Incorporation and the full text of the new Article Nine is as follows:

                                  ARTICLE NINE

                           ANY ACTION WHICH MAY BE TAKEN BY THE SHAREHOLDERS AT A MEETING MAY BE TAKEN WITHOUT A MEETING, WITHOUT PRIOR NOTICE, AND WITHOUT A VOTE, IF THE HOLDERS OF A SIMPLE MAJORITY, OR SUCH LARGER MAJORITY AS IS REQUIRED BY LAW OR THESE ARTICLES OF INCORPORATION, OF THE TOTAL OUTSTANDING SHARES OF COMMON STOCK SIGN A WRITTEN CONSENT WHICH SETS FORTH THE ACTION.



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                                  SECTION THREE
                             SHAREHOLDER ADOPTION OF
                                   AMENDMENTS

         Each such amendment made by these Amended and Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such Amended and Restated Articles of Incorporation and each such amendment made by the Amended and Restated Articles of Incorporation were duly adopted by the shareholders of the corporation on May 17, 1996.

                                  SECTION FOUR
                            SHAREHOLDER VOTE/CONSENT

         The number of shares outstanding was 526,738, and the number of shares entitled to vote on the Amended and Restated Articles of Incorporation as so amended was 526,738. Article Ten of the original Articles of Incorporation provides that the Articles may be amended by the written consent of the holders of at least two-thirds of the outstanding shares of Common Stock. The holders of 360,070 shares of such Common Stock signed a written consent to the adoption of these Amended and Restated Articles of Incorporation. This represents 68.36% of the shares entitled to vote, in excess of the two-thirds majority requirement. Accordingly, these Amended and Restated Articles of Incorporation and the amendments to the Articles of Incorporation effected hereby were adopted by the Shareholders of the Corporation pursuant to Article 9.10 of the Texas Business Corporation Act.

                                  SECTION FIVE
                            ORIGINAL ARTICLES AND ALL
                              AMENDMENTS SUPERSEDED

         The original Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Amended and Restated Articles of Amendment which accurately copy the entire text thereof and as amended as set forth above:

                                   SECTION SIX
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

         Pursuant to the recommendation of its Board of Directors and approval of its shareholders, the Corporation adopts the following Amended and Restated Articles of Incorporation in conformity with the Texas Business Corporation Act:


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                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                           VENTURI TECHNOLOGIES, INC.

                                    ARTICLE I
                               NAME OF CORPORATION

            The name of the Corporation is VENTURI TECHNOLOGIES, INC.

                                   ARTICLE II
                                    DURATION

                    The period of its duration is perpetual.

                                   ARTICLE III
                                    PURPOSES

      The purpose of the Corporation shall be to conduct any or all lawful business for which corporations may be organized under the Texas Business Corporation Act as from time to time authorized by its Board of Directors, including but not limited to:

            (a) Providing carpet, drapery, upholstery and other flooring and hard surface cleaning services; installing carpet, tile and all flooring material; contracting with residential, commercial, multi-family housing and general contractors and/or subcontractors to perform any and/or all of the above.

            (b) Manufacturing and selling heaters for use in all of the above applications and any other heating applications deemed safe and profitable to the corporation.

            (c) Manufacturing and selling chemicals and other related cleaning supplies used in the above industries and any and all other industries deemed safe and profitable to the corporation.

            (d) Engaging in the business of providing janitorial services.

            (e) Entering into any lawful arrangement for sharing profits, union of interest, reciprocal association or cooperative association with any corporation, association, partnership, individual or other legal entity for the carrying on of any business and entering into any general or limited partnership for the carrying on of any business.

In pursuit of this purpose, the Corporation will have all the powers granted to it by law.


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                                   ARTICLE IV
                                     SHARES

         The aggregate number of shares which the Corporation shall have authority to issue is 20,000,000 shares of no par value common stock and 5,000,000 shares of no par value preferred stock. All voting rights of the Corporation shall be exercised by the holders of the common stock in the manner prescribed by law, with each share of voting common stock being entitled to one vote. All shares of common stock shall be of the same series and shall have equal rights. Fully paid stock shall not be liable to any call and is non-assessable. Holders of shares of common stock shall not have preemptive rights unless granted by resolution of the Board of Directors. The Board of Directors shall have authority to establish, by resolution, series of the authorized preferred stock by fixing and determining the designations, preferences, limitations, and relative rights, including voting rights, for the shares to be included in such series.

                                    ARTICLE V

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of one thousand dollars ($1,000.00), consisting of money, labor done, or property actually received.

                                   ARTICLE VI
                           REGISTERED OFFICE AND AGENT

         The address of the registered office of the Corporation is 3629 Conflans, Irving, Texas 75061 and the name of its registered agent at such address is Bill Thomas.

                                   ARTICLE VII
                                    DIRECTORS

         The number of directors shall be fixed by the bylaws. The number of directors constituting the Board of Directors of the Corporation at the time these Amended and Restated Articles of Incorporation are adopted shall be three and the names and addresses of the persons who are to serve as directors until the next regular annual meeting of the shareholders or until their successors are elected and shall qualify are:


                   NAME                                       ADDRESS
         GAYLORD KARREN                                     3629 CONFLANS
                                                            IRVING, TEXAS 75061

         JOHN HOPKINS                                       3629 CONFLANS
                                                            IRVING, TEXAS 75061


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         JAMES A. FRAME                                     3629 CONFLANS
                                                            IRVING, TEXAS  75061

                                  ARTICLE VIII
                                 INDEMNIFICATION

         To the fullest extent permitted by the Texas Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, a director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director.

         Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision in these Articles of Incorporation inconsistent with this
Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE IX
                             ACTION WITHOUT MEETING

         Any action which may be taken by the shareholders at a meeting may be taken without a meeting, without prior notice, and without a vote, if the holders of a simple majority, or such larger majority as is required by law or these Articles of Incorporation, of the total outstanding shares of common stock sign a written consent which sets forth the action.


         The undersigned being the individual named in Article VI, above, as the registered agent of the Corporation, hereby consents to such appointment.

                                                     REGISTERED AGENT



                                                     /s/ Bill Thomas
                                                     ---------------------------
                                                     BILL THOMAS




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         The undersigned officer of the Corporation executed these Restated
Articles of Incorporation, certifying that the facts herein stated are true this 20th of May, 1996.

                                                     THE CORPORATION:
                                                     Venturi Technologies, Inc.



                                                     /s/ Gaylord Karren
                                                     --------------------------
                                                     By: GAYLORD KARREN
                                                     Its: President
STATE OF UTAH                       )
                                    )  ss.
COUNTY OF SALT LAKE                 )

         On this 20th day of May, 1996, personally appeared before me GAYLORD KARREN, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose.


                                                        /s/ Dixie Barman
                                                        -------------------
                                                        NOTARY PUBLIC


[SEAL]


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